Exhibit 99.1

Crystal River Capital, Inc.

Three World Financial Center

200 Vesey Street, 10th Floor

New York, New York 10281-1010

CRYSTAL RIVER CAPITAL, INC. PRICES $325.0 MILLION OF RESECURITIZED CRE DEBT

NEW YORK, NEW YORK—Dec. 19, 2006—Crystal River Capital, Inc. (“Crystal River” or the “Company”) (NYSE: CRZ) today announced the pricing of $325.0 million aggregate principal amount of non-recourse commercial mortgage related securities ("CMRS") to be issued by Crystal River Resecuritization 2006-1 Ltd. (“CDO II”) and Crystal River Resecuritization 2006-1 LLC (together with CDO II, the “Issuers”), Crystal River’s second collateralized debt offering. Based on current balances within the collateral portfolio, Crystal River expects the CMRS to be secured by a $390.3 million pool of commercial mortgage-backed securities (“CMBS”). Crystal River intends to acquire all of the below investment grade rated CMRS and the preferred shares in CDO II with an aggregate face value of approximately $65.4 million. The floating-rate transaction is expected to close in January 2007.

The CMRS rated AAA through BBB- will be privately placed, and Crystal River will acquire the below investment grade securities and preferred shares. The estimated weighted average spread over LIBOR for the CMRS rated BBB- and above is expected to be approximately 57 bps.

The Company will record the transaction as a secured financing for accounting purposes and will consolidate the assets, liabilities, income and expenses of the Issuers.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities referred to herein in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Information

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that are based on various assumptions (some of which are beyond Crystal River’s control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Although the Company believes that the expectations contained in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the effectiveness of Crystal River’s hedging strategies, the availability of mortgage-backed securities and other targeted investments for purchase and origination, the availability and cost of capital for financing future investments and, if available, the terms of any such financing, changes in the market value of Crystal River’s assets, changes in business conditions and the general economy, competition within the specialty finance sector, changes in government regulations affecting the Company’s business, the Company’s ability to maintain its qualification as a real estate investment trust for federal income tax purposes and other risks disclosed from time to time in Crystal River’s filings with the Securities and Exchange Commission. Crystal River does not undertake, and specifically disclaims any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

(CRZ-F)

SOURCE: Crystal River Capital, Inc.

Crystal River Capital, Inc.

Three World Financial Center

200 Vesey Street, 10th Floor

New York, New York 10281-1010